CFN Lawyers
陳馮吳律師事務所
In association with BROAD & BRIGHT
與世澤律師事務所聯營

Date: 18 October 2022

Plutus Financial Group Limited
8/F, 80 Gloucester Road
Wan Chai, Hong Kong

Dear Sir or Madam,

Re: Plutus Financial Group Limited

We have acted as Hong Kong counsel to Plutus Financial Group Limited (the "**Company**") in connection with the registration statement on Form F-1, including all amendments or supplements thereto (the "**Registration Statement**'), filed by the Company with the United States Securities and Exchange Commission. We hereby consent to the reference to our firm under the headings "Summary of Significant Risk Factors," "Risk Factors," "Enforceability of Civil Liabilities," and "Legal Matters" of the Registration Statement.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ CFN lawyers in association with Broad & Bright
CFN Lawyers in association with Broad & Bright

CFN Lawyers
陳馮吳律師事務所

27th Floor, Neich Tower, 128 Gloucester Road,
Wan Chai, Hong Kong
香港灣仔告士打道 128 號祥豐大廈 27 樓
Tel: +852 2114 2208 Fax:+852 3585 6325
Email: cfn@cfnlaw.com.hk

Room Nos.4101-4104, 41st Floor, Sun Hung Kai Centre, 30 Harbour Road, Wanchai, Hong Kong
香港灣仔港灣道 30 號新鴻基中心 41 樓 4101 至 4104 室
Tel: +852 3468 7363 Fax:+852 3585 6918
Email: cfn@cfn2.com.hk